Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [●], 2024, by and between Power & Digital Infrastructure Acquisition II Corp., a Delaware Corporation (the “Issuer”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of June 5, 2023 (as amended by the First Amendment to Agreement and Plan of Merger, dated as of February 5, 2024, and as it may be further amended, supplemented or otherwise modified in accordance with its terms, the “Business Combination Agreement”) pursuant to which, and subject to the terms and conditions set forth in the Business Combination Agreement, XPDB Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Issuer, will merge into Montana Technologies LLC, a Delaware limited liability company (“Montana”), with Montana surviving the merger as a wholly owned subsidiary of the Issuer, at which time Issuer will change its name to “Montana Technologies Corporation” (collectively, the “Transaction”);

WHEREAS, in connection with the Transaction, Issuer is seeking commitments from interested investors to purchase, substantially concurrently with the closing of the Transaction, shares of Class A common stock of the Issuer, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $8.50 per share (the “Per Share Subscription Price”);

WHEREAS, the aggregate purchase price to be paid by the Investor for the Committed Shares (as defined herein) (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”; and

WHEREAS, substantially concurrently with, or subsequent to, the execution of this Subscription Agreement, Issuer is entering into, or may enter into, subscription agreements relating to the purchase of Shares with certain other investors (collectively, the “Other Investors”) relating to the purchase of Shares on substantially the same terms as this Subscription Agreement, including the same Per Share Subscription Price (collectively, the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Issuer acknowledges and agrees as follows:

1. Subscription.

(a) The Investor hereby irrevocably subscribes for and agrees to purchase from Issuer the number of Shares set forth on the signature page of this Subscription Agreement (the “Committed Shares”) on the terms and subject to the conditions provided for herein.

(b) Within two business days of the one-year anniversary of the Closing Date (as defined below), if on any business day after the Closing Date the 15-day VWAP (as defined below) of the Shares is less than $8.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Issuer shall issue to the Investor a number of newly issued shares of Class A common stock of the Issuer (the “True-Up Shares”), if positive, equal to (i)(x) the number of Shares owned by the Investor on such one-year anniversary minus 1,176,471 (provided that the number of shares in this clause (x) shall not exceed the number of Committed Shares and shall not be less than zero) divided by (y) the number of Committed Shares, multiplied by (ii) the Subscription Amount divided by the Adjustment Price (as defined below) minus (iii) the Committed Shares (the “True-Up Payment”).

(c) For purposes of this Subscription Agreement: (i) “business day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; (ii) “Stock Exchange” means the securities exchange or market, if any, on which the Shares are then listed; (iii) “Trading Day” means any day on which trading in the Shares generally occurs on the Stock Exchange; provided, that, if the Shares are not so listed or traded on a Stock Exchange, then “Trading Day” means a business day; (iv) “15-day VWAP” means the volume-weighted average price of the Class A common stock on the Nasdaq Capital Market LLC (the “Nasdaq”) as reported by Bloomberg for any 15 consecutive Trading Days during the one-year period following the Closing Date; and (v) “Adjustment Price” means the greater of (x) $3.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) and (y) the lowest 15-day VWAP during the one-year period following the Closing Date. The 15-day VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(d) The parties hereto agree to treat any issuance of True-Up Shares as an adjustment to the purchase price for U.S. federal income tax purposes to the extent permitted by applicable law.

2. Closing.

(a) The closing of the sale of the Committed Shares contemplated hereby (the “Closing”) shall occur on a specified date (the “Closing Date”) and is expected to be substantially concurrent with the consummation of the Transaction. Subject to the satisfaction or waiver of the conditions set forth in this Section 2 and in Section 3 below, upon delivery of written notice from (or on behalf of) Issuer to the Investor (the “Closing Notice”), that Issuer reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Closing Date that is not less than two (2) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Issuer, one (1) business day prior to the Closing Date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Issuer in the Closing Notice. On the Closing Date, Issuer shall issue the Committed Shares against payment of the Subscription Amount to the Investor and cause the Committed Shares to be registered in book entry form in the name of the Investor on Issuer’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Committed Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to the Investor evidence of such issuance from Issuer’s transfer agent. Prior to or at the Closing, Investor shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the consummation of the Transaction does not occur within five (5) business days after the Closing Date under this Subscription Agreement, Issuer shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Committed Shares shall be voided and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Committed Shares at the Closing upon the delivery by Issuer of a subsequent Closing Notice in accordance with this Section 2.

3. Closing Conditions. The obligation of the parties hereto to consummate the issuance, purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement;

(b) all conditions precedent to the closing of the Transaction under the Business Combination Agreement shall have been satisfied or waived (as determined by the parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at or substantially contemporaneously with the closing of the Transaction);

(c) (i) solely with respect to the Investor’s obligation to close, the representations and warranties made by Issuer, and (ii) solely with respect to Issuer’s obligation to close, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of such Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transaction;

(d) (i) solely with respect to the Investor’s obligation to purchase the Committed Shares pursuant to this Subscription Agreement, Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, and (ii) solely with respect to the Issuer’s obligation to issue and sell the Shares pursuant to this Subscription Agreement, Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(e) solely with respect to the Investor’s obligation to purchase the Committed Shares pursuant to this Subscription Agreement, none of the Issuer or any of its affiliates shall have entered into any Other Subscription Agreement with a lower Per Share Purchase Price or other terms (economic or otherwise) more favorable in any material respect to such Other Investor than as set forth in this Subscription Agreement other than any other agreement contemplated by the Business Combination Agreement (as in effect on the date hereof), and there shall not have been any amendment, waiver or modification to any Other Subscription Agreement that materially benefits any Other Investor unless the Investor has been offered the same benefit.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription and issuance of the Shares, as applicable, as contemplated by this Subscription Agreement.

5. Issuer Representations and Warranties. Issuer represents and warrants to the Investor that:

(a) Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Committed Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Committed Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Issuer’s amended and restated certificate of incorporation (as in effect at such time of issuance).

(c) This Subscription Agreement has been duly authorized, executed and delivered by Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The issuance and sale by Issuer of the Shares pursuant to this Subscription Agreement and the compliance by Issuer with all of the provisions of this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its subsidiaries is bound or to which any of the property or assets of Issuer is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Issuer and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of Issuer to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Issuer to comply in all material respects with its obligations under this Subscription Agreement.

(e) As of their respective filing dates, all reports required to be filed by Issuer with the Securities and Exchange Commission (the “SEC”) since December 14, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(f) Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the performance by Issuer of the obligations, including the issuance of the Shares, pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 13 of this Subscription Agreement, (iv) those required by the Nasdaq, including with respect to obtaining approval of Issuer’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act, is required for the offer and sale of the Shares by Issuer to the Investor.

(h) Neither Issuer nor any person acting on its behalf has offered or sold the Committed Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(i) As of the date hereof, the issued and outstanding shares of Class A common stock of Issuer are registered pursuant to Section 12(b) of the Exchange Act.

(j) Other than certain placement agents, Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Committed Shares.

6. Investor Representations and Warranties. The Investor represents and warrants to Issuer that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (5), (6), (7), (8) or (9) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is aware that the sale is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Committed Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Committed Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Committed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Committed Shares. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete.

(b) The Investor is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Transaction and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Committed Shares. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that the Investor’s purchase of the Committed Shares and participation in the Transaction (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) if Investor is not a natural person, do not and will not violate or constitute a default under the Investor’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Committed Shares. The Investor is able to bear the substantial risks associated with its purchase of the Committed Shares, including, but not limited to, loss of its entire investment therein. The Investor acknowledges specifically that a possibility of total loss exists.

(c) The Investor acknowledges and agrees that the Committed Shares are being offered in a transaction not involving any public offering and sale within the meaning of the Securities Act, that the offer and sale of the Committed Shares have not been registered under the Securities Act and that Issuer is not required to register the Committed Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Committed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entry records representing the Committed Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Committed Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Committed Shares and may be required to bear the financial risk of an investment in the Committed Shares for an indefinite period of time. The Investor acknowledges and agrees that the Committed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that the Issuer files a Current Report on Form 8-K following the closing date of the Transaction that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor shall not engage in hedging transactions with regard to the Committed Shares unless in compliance with the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Committed Shares.

(d) The Investor acknowledges and agrees that the Investor is purchasing the Committed Shares from Issuer. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Issuer, any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Issuer expressly set forth in Section 5 of this Subscription Agreement.

(e) The Investor acknowledges and agrees that the Investor has received, reviewed and understood the offering materials made available to it in connection with the Transaction, and has received and has had an adequate opportunity to review, such financial and other information as the Investor deems necessary in order to make an investment decision with respect to the Committed Shares, including, with respect to Issuer, the Transaction and the business of the Issuer and its subsidiaries. The Investor acknowledges that certain information received was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Issuer’s filings with the SEC. The Investor acknowledges and agrees that each of the Investor and the Investor’s professional advisor(s), if any, (a) has conducted its own investigation of the Issuer and the Shares, (b) has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make a decision to purchase the Shares, (c) has been offered the opportunity to ask questions of the Issuer and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Shares; and (d) has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Investor further acknowledges that the information provided to it is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Shares hereunder.

(f) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Issuer or a representative of Issuer, and the Committed Shares were offered to the Investor solely by direct contact between the Investor and Issuer or a representative of Issuer. The Investor did not become aware of this offering of the Shares, nor were the Committed Shares offered to the Investor, by any other means. The Investor acknowledges that the Committed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Issuer. The Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice that it deems appropriate) with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including, but not limited to, all business, legal, regulatory, accounting, credit and tax matters. Based on such information as the Investor has deemed appropriate and the Investor has independently made its own analysis and decision to purchase the Committed Shares.

(g) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Issuer’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Shares, is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that Issuer has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(h) In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of Issuer in Section 5.

(i) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of this offering of the Committed Shares or made any findings or determination as to the fairness of this investment.

(j) The Investor, if not a natural person, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if Investor is not a natural person, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Issuer, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l) Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, Canada or the United Kingdom Treasury (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, Canada or the United Kingdom Treasury; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, Canada or the United Kingdom Treasury, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Committed Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither Issuer nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Committed Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Committed Shares; and (B) its purchase of the Committed Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n) In connection with the purchase, sale and issuance of the Committed Shares, no placement agent has acted as the Investor’s financial advisor or fiduciary. The Investor acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(o) The Investor has or has commitments to have and, when required to deliver payment to Issuer pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

7. Registration Rights. The Investor shall be entitled to the registration rights and covenants relating to Rule 144 set forth in that certain Amended and Restated Registration Rights Agreement, a form of which is attached as Exhibit 10.12 of the Issuer’s Registration Statement on Form S-4 initially filed with the SEC on August 9, 2023, to be entered into on the Closing Date (the “Registration Rights Agreement”), among Montana Technologies Corporation and the other parties thereto, in respect of the Committed Shares and the True-Up Shares.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to the Closing set forth in Section 3 of this Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement to be consummated at the Closing will not be or are not consummated at the Closing and (d) the Outside Date (as defined in the Business Combination Agreement and as it may be extended as described therein) if the Closing has not occurred by such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Issuer shall notify the Investor of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by the Investor to Issuer in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

9. Investor Covenant. Investor hereby agrees that, from the date of this Subscription Agreement, none of Investor, its controlled affiliates, or any person or entity acting on behalf of Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of Issuer prior to the one year anniversary of the Closing Date (or the termination of this Subscription Agreement, if earlier). For purposes of this Section 9, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the Transaction (including Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

10. Trust Account Waiver. The Investor acknowledges that Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Issuer and one or more businesses or assets. The Investor further acknowledges that, as described in Issuer’s prospectus relating to its initial public offering dated December 9, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Issuer’s assets consist of the cash proceeds of Issuer’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Issuer, its public shareholders and the underwriter of Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and irrevocably agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by Issuer and its affiliates to induce Issuer to enter in this Subscription Agreement, and each such party further intends and understands such waiver to be valid, binding and enforceable against the Investor and its affiliates under applicable law. To the extent Investor commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Issuer or its affiliates, which proceeding seeks, in whole or in part, monetary relief against Issuer or its affiliates, the Investor hereby acknowledges and agrees that the Investor’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor (or any person claiming on any of their behalves or in lieu of any of the Investor) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein and in the event of any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Issuer or its affiliates, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) in violation of this Subscription Agreement, Issuer shall be entitled to recover from the Investor and its affiliates, the associated legal fees and costs in connection with any such action, in the event Issuer or its affiliates, as applicable, prevails in such action or proceeding. Notwithstanding any else in this Section 10, nothing herein shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of any equity interests in Issuer acquired by any means other than pursuant to this Subscription Agreement.

11. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided that the Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof); provided, further, that no such assignment shall relieve the Investor of its obligations hereunder.

(b) Issuer may request from the Investor such additional information as Issuer may deem necessary to evaluate the eligibility of the Investor to acquire the Committed Shares and in connection with the inclusion of the Committed Shares and True-Up Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges that Issuer may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Issuer.

(c) The Investor acknowledges that Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Issuer if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of Shares from Issuer pursuant to this Subscription Agreement will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by the Investor as of the time of such purchase.

(d) Issuer and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 11(c) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Issuer shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Issuer is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(l) If any change in the number, type or classes of authorized shares of Issuer (including the Shares), other than as contemplated by the Business Combination Agreement or any agreement contemplated by the Business Combination Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor and Per Share Purchase Price applicable to the Investor shall be appropriately adjusted to reflect such change.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation other than the statements, representations and warranties of Issuer expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Issuer. The Investor acknowledges and agrees that no Other Investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the Investor’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) shall have any liability to the Investor or to any Other Investor pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer or any Non-Party Affiliate (as defined below) concerning the Issuer, any of its respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer, or any of the Issuer’s controlled affiliates or any family member of the foregoing.

13. Press Releases. All press releases or other public communications relating to the transactions contemplated hereby between Issuer and the Investor, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) Issuer, and (ii) to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name, the Investor, which approval shall not be unreasonably withheld or conditioned; provided that neither Issuer nor the Investor shall be required to obtain consent pursuant to this Section 13 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or Stock Exchange rule; provided that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to the Issuer prior to the consummation of the Business Combination:

Power & Digital Infrastructure Acquisition II Corp.

321 North Clark Street, Suite 2440

Chicago, IL 60654

Attention: John McGarrity

Email:

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
60 East South Temple, Suite 700 Salt Lake City, UT 84111
Salt Lake City, UT 84111
Attention: Debbie P. Yee, P.C.; Lance K. Hancock
Email: debbie.yee@kirkland.com; lance.hancock@kirkland.com

and

If to the Issuer after consummation of the Business Combination:

Montana Technologies Corporation

34361 Innovation Drive

Ronan, MT 59864

Attention: Matt Jore

Email:

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main St. # 3700

Houston, TX 77002

Attention: Ryan Maierson; John Greer

Email: Ryan.Maierson@lw.com; John.Greer@lw.com

and

If to Investor, to:

[●]

Email:

with a copy (which shall not constitute notice) to:

[●]

Email:

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:
Delaware

By:
Name:
Title:

Name in which Shares are to be registered:	Date: [●], 2024
(if different):

Investor’s EIN:

Business Address Street:	Mailing Address Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.	Telephone No.

Facsimile No.	Facsimile No.

Number of Committed Shares subscribed for:

Aggregate Subscription Amount:	Price Per Share: $8.50

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Issuer in the Closing Notice.

IN WITNESS WHEREOF, Issuer has accepted this Subscription Agreement as of the date set forth below.

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.,
A Delaware corporation

By:
		Name:	Patrick C. Eilers
		Title:	Chief Executive Officer

Date: [●], 2024

[Signature Page to Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000; provided that in connection with this calculation (a) such person’s primary residence is not included as an asset, (b) indebtedness that is secured by such person’s primary residence, up to the estimated fair market value of such person’s primary residence as of the date hereof is not included as a liability (except that if the amount of such indebtedness outstanding as of the date hereof exceeds the amount outstanding 60 days before the date hereof, other than as a result of the acquisition of such person’s primary residence, the amount of such excess is included as a liability) and (c) indebtedness that is secured by such person’s primary residence in excess of the estimated fair market value of such person’s primary residence as of the date hereof is included as a liability.

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This schedule should be completed by the Investor
and constitutes a part of the Subscription Agreement.

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